UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2020

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36061	46-2346314
(Commission File Number)	(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	BNFT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (d), (e)

On August 21, 2020, the board of directors (the “Board”) of Benefitfocus, Inc. (the “Company”) appointed Stephen M. Swad, the Company’s current Chief Financial Officer, as Chief Executive Officer and made him a member of the Board, and appointed Company Vice President and Corporate Controller Alpana Wegner as Chief Financial Officer. Each of these appointments was effective at the beginning of the day on Monday, August 24, 2020. Mr. Swad will serve as a Class I director to hold office until the Company’s 2023 annual meeting of stockholders or until his successor is duly elected and qualified and will not serve on any of the Board’s committees.

Mr. Swad will serve as the Company’s “principal executive officer” for SEC filing purposes, and Ms. Wegner will serve as the Company’s “principal financial officer” and “principal accounting officer” for SEC filing purposes.

Mr. Swad has served as the Company’s Chief Financial Officer since July 2019. He also served as the Company’s treasurer during that time. Prior to that, Mr. Swad served on the Board since December 2013. Previously, Mr. Swad served as Chief Financial Officer of Vox Media, Inc. from January 2016 until July 2019. From February 2012 until April 2015, Mr. Swad served as President and Chief Executive Officer, and a director of Rosetta Stone Inc. (NYSE: RST), a publicly held language-learning software company, previously serving as its Chief Financial Officer beginning in November 2010. Prior to joining Rosetta Stone, Mr. Swad served as the Executive Vice President and Chief Financial Officer of Comverse Technology, Inc., beginning in May 2009. He also served as Executive Vice President and Chief Financial Officer of Federal National Mortgage Association (Fannie Mae) (NASDAQ: FNMA) from May 2007 until August 2008 and has held various senior financial management positions with then public companies, including AOL Inc. (now a part of Oath Inc.) and Time Warner Inc. (now a part of Warner Media, LLC). Additionally, Mr. Swad served on the board of Eloqua, Inc. from August 2011 until February 2013, including between August 2012 and February 2013, during which time it was a publicly held company. Mr. Swad, a former partner of KPMG LLP, also served as a Deputy Chief Accountant at the Securities and Exchange Commission. Swad holds a B.A. in business administration from the University of Michigan.

Mr. Swad is 59 years old and has no familial relationships with any executive officer or director of the Company. Other than Mr. Swad’s prior compensation for his service on the Board and as the Company’s Chief Financial Officer, there have been no transactions in which the Company has participated and in which Mr. Swad had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Prior to his appointment as Chief Executive Officer, Mr. Swad was party to an employment agreement, dated July 2, 2019 (the “Swad Employment Agreement”) as disclosed in Item 5.02 of the Company’s Current Report on Form 8-K filed on July 10, 2019. In connection with Mr. Swad’s appointment as Chief Executive Officer, the Company and Mr. Swad entered into an amendment to the Swad Employment Agreement dated August 25, 2020 (the “Swad Amendment”). The Swad Amendment increases Mr. Swad’s annual base salary to $475,000, increases the percentage of his annual salary that he is eligible to receive as an annual bonus to 100%, extends the time the Company will rent him an apartment in Charleston through January 2022, provides he will receive restricted stock units (“RSUs”) valued at $700,000 vesting in three equal annual installments beginning on the first anniversary of the grant date, and updates his title and duties to reflect his becoming the Company’s Chief Executive Officer.

Ms. Wegner has served as the Company’s Vice President, Corporate Controller since December 2017, having first joined the Company in April 2017 in the carrier business unit as general manager. Previously, Wegner worked for Blackbaud, Inc. (NASDAQ: BLKB) beginning in October 2008. She served first as director of SEC reporting, then interim Corporate Controller, followed by Vice President roles as the Chief Financial Officer of the enterprise customer business unit, and in sales operations. From May 2001 to August 2004, Wegner served as the director of external reporting and compliance at Allied Waste Industries, Inc. She also served in the assurance and business advisory segment of Arthur Andersen LLP. Ms. Wegner holds the CPA designation and received a B.S. in Accountancy from Arizona State University.

Ms. Wegner is 48 years old and has no familial relationships with any executive officer or director of the Company. Other than Ms. Wegner’s prior compensation for her service as the Company’s Vice President, Corporate Controller, there have been no transactions in which the Company has participated and in which Ms. Wegner had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

In connection with Ms. Wegner’s appointment as Chief Financial Officer, the Company and Ms. Wegner entered into an employment agreement dated August 25, 2020 (the “Wegner Employment Agreement”). The Wegner Employment Agreement provides that her employment is “at will.” Her annual base salary is initially $350,000 and she is eligible to participate in the Company’s Short-Term Incentive Program, with a target bonus of 50% of her base salary. Ms. Wegner also will receive a grant of RSUs valued at $250,000, vesting in three equal annual installments beginning on the first anniversary of the grant date. If the Company terminates Ms. Wegner without cause or she resigns for good reason within 12 months of a change of control of the Company, she will receive 12 months’ continued salary, COBRA coverage for 12 months and full vesting of all her equity awards. If the Company terminates Ms. Wegner without cause or she resigns for good reason at any other time, she will receive the same salary and COBRA coverage, and additional vesting of all her equity awards that would have otherwise vested in the 12 months following her termination. Ms. Wegner is subject to confidentiality, non-competition and non-solicitation covenants for one year following the termination of her employment.

Effective August 24, 2020 (the “Separation Date”), the Company’s President and Chief Executive Officer and a director, Raymond A. August, resigned from all of his positions at the Company. The Board is treating this as a termination without cause. Mr. August was serving as the Company’s principal executive officer. Mr. August’s termination was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. August has agreed to remain at the Company for a transition period ending on January 1, 2021 (the “Termination Date”).

Mr. August is party to an employment agreement with the Company dated on or about June 25, 2014, as amended on or about January 1, 2018 and again on April 1, 2019 (the “August Employment Agreement”). In connection with his termination, the Company and Mr. August entered into a separation and release agreement dated August 24, 2020 (the “Separation Agreement”). Pursuant to the August Employment Agreement, under the Separation Agreement Mr. August will receive the benefits for being terminated without cause under the August Employment Agreement, including: (i) continued payment of his base salary for 18 months following the Termination Date; (ii) payment of a portion of his 2020 annual bonus; (iii) continuation coverage under COBRA for 18 months following the Termination Date; and (iv) immediate vesting of time-based vesting equity awards that would have vested within 12 months of the Termination Date, other than his April 2019 RSU.

The foregoing summaries of the material terms of the Swad Amendment, Wegner Employment Agreement and the Separation Agreement are subject to the full and complete terms of the agreements, copies of which are filed as Exhibit 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference. A copy of the press release regarding the above matters is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, dated August 25, 2020, by and between Benefitfocus.com and Stephen M. Swad.

10.2	Employment Agreement, dated August 25, 2020, by and between Benefitfocus.com and Alpana Wegner.

10.3	Separation and Release Agreement, dated August 24, 2020, by and between Benefitfocus.com and Raymond A. August.

99.1	Press release dated August 24, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFITFOCUS, INC.

Date: August 26, 2020	/s/ Stephen M. Swad
Stephen M. Swad
Chief Executive Officer